                        BIOMERICA, INC. AND SUBSIDIARIES
                                TABLE OF CONTENTS
================================================================================

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM                                                    FS-2-3

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet as of May 31, 2004                               FS-4

Consolidated Statements of Operations and
  Comprehensive Loss for the Years Ended
  May 31, 2004 and 2003                                              FS-5 - FS-6

Consolidated Statements of Shareholders' Equity
  for the Years Ended May 31, 2004 and 2003                         FS-7 - FS-10

Consolidated Statements of Cash Flows for the
  Years Ended May 31, 2004 and 2003                                FS-11 - FS-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Biomerica, Inc.
Newport Beach, California


We have audited the accompanying consolidated balance sheet of Biomerica, Inc. (a California Corporation) and its subsidiaries as of May 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Biomerica, Inc. as of May 31, 2004, and the results of its consolidated operations and cash flows for the year ended May 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has historically reported net losses and negative cash flows from operations, which raises liquidity concerns. Management estimates that its available cash resources as of May 31, 2004 along with cost reductions and anticipated increased sales should be sufficient to fund planned operations through May 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 to the accompanying consolidated financial statements. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.



July 30, 2004                                       PKF
San Diego California                                Certified Public Accountants
                                                    A Professional Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Biomerica, Inc. and Subsidiaries

We have audited the accompanying consolidated statement of operations and comprehensive loss, shareholders' equity and cash flows of Biomerica, Inc. and Subsidiaries (the "Company") for the year ended May 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Biomerica, Inc., and Subsidiaries for the year ended May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has historically reported net losses and negative cash flows from operations, which raise serious liquidity concerns. Management estimates that its available cash resources as of May 31, 2003 along with cost reductions will be sufficient to fund planned operations through May 31, 2004. These operating and liquidity issues, amongst other concerns, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 to the accompanying financials statements. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ BDO Seidman, LLP

Costa Mesa, California
August 11, 2003

BIOMERICA, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
================================================================================

MAY 31,                                                               2004
--------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                       $    352,374
   Available-for-sale securities                                         26,120
   Accounts receivable, less allowance for doubtful
      accounts and sales returns of $172,402                          1,517,283
   Inventories, net                                                   2,672,843
   Prepaid expenses and other                                           181,761

Total current assets                                                  4,750,381
--------------------------------------------------------------------------------
INVENTORIES, non-current                                                 20,000
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, at cost
   Equipment                                                          3,421,173
   Construction in progress                                              23,117
   Furniture, fixtures and leasehold improvements                       530,175
--------------------------------------------------------------------------------
                                                                      3,974,465

ACCUMULATED DEPRECIATION AND AMORTIZATION                            (3,257,664)
--------------------------------------------------------------------------------
Net property and equipment                                              716,801

INTANGIBLE ASSETS, net                                                   48,821

OTHER ASSETS                                                             31,887
--------------------------------------------------------------------------------

                                                                   $  5,567,890
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                           $    982,779
   Accrued compensation                                                 465,923
   Notes payable-shareholder                                            317,318
   Net liabilities from discontinued operations                         288,296
--------------------------------------------------------------------------------
Total current liabilities                                             2,054,316
--------------------------------------------------------------------------------

MINORITY INTEREST                                                     2,587,301
--------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
   Common stock, $.08 par value; 25,000,000 shares
      authorized; 5,752,431 shares issued and
      outstanding                                                       460,193
   Additional paid in capital                                        17,125,005
   Accumulated other comprehensive gain                                  18,466
   Accumulated deficit                                              (16,677,391)
--------------------------------------------------------------------------------
Total shareholders' equity                                              926,273
--------------------------------------------------------------------------------
                                                                   $  5,567,890
================================================================================

         SEE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND
            ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                         BIOMERICA, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

YEARS ENDED MAY 31,                                        2004           2003
----------------------------------------------------------------------------------

NET SALES                                              $ 9,168,833    $ 9,059,938
Cost of sales                                            6,252,417      6,161,485
----------------------------------------------------------------------------------

GROSS PROFIT                                             2,916,416      2,898,453
----------------------------------------------------------------------------------

OPERATING EXPENSES
    Selling, general and administrative                  2,958,573      2,845,495
    Research and development                               273,981        262,841
----------------------------------------------------------------------------------

Total operating expenses                                 3,232,554      3,108,336
----------------------------------------------------------------------------------

OPERATING LOSS FROM CONTINUING OPERATIONS                 (316,138)      (209,883)

OTHER INCOME (EXPENSE)
    Interest expense, net of interest income               (34,114)       (32,267)
    Other income (expense), net                             79,039         69,526
----------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before minority
    interest in net loss of consolidated
    subsidiaries and income taxes                         (271,213)      (172,624)

MINORITY INTEREST IN NET INCOME OF
    CONSOLIDATED SUBSIDIARIES                              (26,014)       (49,024)
----------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS, before income taxes      (297,227)      (221,648)
INCOME TAX EXPENSE                                           1,823          2,219
----------------------------------------------------------------------------------

NET LOSS FROM CONTINUING OPERATIONS                       (299,050)      (223,867)

DISCONTINUED OPERATIONS
    Gain (loss) from discontinued operations, net           75,849        (41,746)
----------------------------------------------------------------------------------

NET LOSS                                                  (223,201)      (265,613)


                                       FS-5



                          BIOMERICA, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                    (CONTINUED)

YEARS ENDED MAY 31,                                       2004          2003
-----------------------------------------------------------------------------------

OTHER COMPREHENSIVE LOSS, net of tax
   Unrealized gain (loss) on
      available-for-sale securities                        28,123           10,580
-----------------------------------------------------------------------------------

COMPREHENSIVE LOSS                                  $    (195,078)   $    (255,033)
===================================================================================

BASIC NET LOSS PER COMMON SHARE:
   Net loss from continuing operations              $       (0.05)   $       (0.04)
   Net income (loss) from discontinued operations            0.01            (0.01)
-----------------------------------------------------------------------------------

Basic net loss per common share                     $       (0.04)   $       (0.05)
===================================================================================

DILUTED NET LOSS PER COMMON SHARE:
   Net loss from continuing operations              $       (0.05)   $       (0.04)
   Net income (loss) from discontinued operations            0.01            (0.01)
-----------------------------------------------------------------------------------

Diluted net loss per common share                   $       (0.04)   $       (0.05)
===================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON AND
    COMMON EQUIVALENT SHARES
   Basic                                                5,739,993        5,304,432
===================================================================================

   Diluted                                              5,739,993        5,304,432
===================================================================================

          SEE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND
              ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                       FS-6



                                             BIOMERICA, INC. AND SUBSIDIARIES

                                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                    COMMON STOCK            ADDITIONAL           COMMON STOCK
                                                                              PAID-IN             SUBSCRIBED
                                               SHARES          AMOUNT         CAPITAL        SHARES          AMOUNT
-------------------------------------------------------------------------------------------------------------------
Balances, May 31, 2002                         5,172,364    $   413,788    $ 16,981,982        28,333     $    23,750

Issuance of subscribed shares                     28,333          2,267          21,483       (28,333)        (23,750)

Common stock subscribed for
  private placement                                   --             --              --        18,000           4,500

Private placement                                142,000         11,360          24,140            --              --

Change in unrealized gain (loss) on
    available-for-sale securities                     --             --              --            --              --

Common stock issued for compensation             177,627         14,209          55,058            --              --

Common stock issued for legal
    services rendered                              2,107            169             442            --              --

Compensation expense in connection
   with options and warrants granted                  --             --          34,288            --              --

Common stock subscribed for services
    rendered                                          --             --              --            --              --

Net loss                                              --             --              --            --              --
----------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2003                         5,522,431    $   441,793    $ 17,117,393        18,000       $   4,500


                                                               FS-7

                                                    ACCUMULATED OTHER
                                                      COMPREHENSIVE              ACCUMULATED
                                                      INCOME (LOSS)                DEFICIT                TOTAL
---------------------------------------------------------------------------------------------------------------------


Balances, May 31, 2002                               $         (20,237)         $ (16,188,577)          $ 1,210,706

Issuance of subscribed shares                                        --                    --                    --

Common stock subscribed for private
  Placement                                                          --                    --                 4,500

Private placement                                                    --                    --                35,500

Change in unrealized gain (loss) on
    available-for-sale securities                                10,580                    --                10,580

Common stock issued for compensation                                 --                    --                69,267

Exercise of stock options                                            --                    --                    --

Common stock issued for legal
    services rendered                                                --                    --                   611

Compensation expense in connection
   with options and warrants granted                                 --                    --                34,288

Common stock subscribed for services
    rendered                                                         --                    --                    --

Net loss                                                             --              (265,613)             (265,613)
--------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2003                               $          (9,657)          $(16,454,190)          $ 1,099,839

                                                        (Continued)



                                                          FS-8


                                             BIOMERICA, INC. AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - CONTINUED

                                                    COMMON STOCK             ADDITIONAL           COMMON STOCK
                                                                              PAID-IN              SUBSCRIBED
                                               SHARES          AMOUNT         CAPITAL        SHARES          AMOUNT
-----------------------------------------------------------------------------------------------------------------------

Issuance of subscribed shares                     18,000          1,440           3,060        (18,000)        (4,500)

Private placement                                202,000         16,160          34,340             --             --

Change in unrealized gain (loss) on
    available-for-sale securities                     --             --              --             --             --

Exercise of stock options                         10,000            800           1,200             --             --

Compensation expense in connection
   with options and warrants granted                  --             --          81,731             --             --

Change in minority interest related
to sale of stock at subsidiary                                                 (112,719)

Net loss                                              --             --              --             --             --
-----------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2004                         5,752,431   $    460,193    $ 17,125,005             --     $       --
========================================================================================================================


                                                               FS-9




                                                    ACCUMULATED OTHER
                                                      COMPREHENSIVE           ACCUMULATED
                                                      INCOME (LOSS)             DEFICIT                   TOTAL
------------------------------------------------------------------------------------------------------------------

Issuance of subscribed shares                                    --                   --                     --

Private placement                                                --                   --                 50,500

Change in unrealized gain (loss) on
    available-for-sale securities                            28,123                   --                 28,123

Exercise of stock options                                        --                   --                  2,000

Compensation expense in connection
   with options and warrants granted                             --                   --                 81,731

Sales of stock at subsidiary                                                                           (112,719)

Net loss                                                         --             (223,201)              (223,201)
------------------------------------------------------------------------------------------------------------------

Balances, May 31, 2004                               $       18,466         $(16,677,391)            $  926,273
==================================================================================================================

         SEE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND
            ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.



                                     FS-10


                              BIOMERICA, INC. AND SUBSIDIARIES

                            CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MAY 31,                                            2004          2003
--------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss from continuing operations                               $(299,050)   $(223,867)
   Adjustments to reconcile net loss to net cash
      (used in) provided by continuing operating
      activities:
      Depreciation and amortization                                    144,160      116,547
      Provision for losses on accounts receivable                       52,357       78,772
      Write-off of intangibles                                              --       10,000
      Gain on sales of available for sale securities                   (30,853)          --
      Warrants and options issued                                       81,731       34,288
      Common stock issued or subscribed for services rendered
         for the consolidated subsidiaries                              33,750
      Common stock issued or subscribed for services rendered               --       69,878
      Minority interest in net income of consolidated subsidiaries      26,014       49,024
      Changes in current liabilities and assets
        Accounts receivable                                             93,596     (237,664)
        Inventories                                                    (17,911)     261,080
        Prepaid expenses and other                                      20,927      (54,384)
        Other receivables and assets                                    (5,421)          --
        Accounts payable and other accrued liabilities                (297,355)     373,944
        Accrued compensation                                           123,023       34,918
--------------------------------------------------------------------------------------------

Net cash (used in) provided by operating activities                    (75,032)     512,536
--------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Sales of available-for-sale securities                              45,967           --
    Purchases of property and equipment                               (436,089)    (231,685)
    Increase in intangible assets                                           --       (7,600)
--------------------------------------------------------------------------------------------

Net cash (used in) investing activities                               (390,122)    (239,285)
--------------------------------------------------------------------------------------------

                                         (Continued)


                                           FS-11


                              BIOMERICA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED MAY 31,                                            2004         2003
-------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net decrease under line of credit borrowings                          (426)     (65,243)
   Increase (decrease) of shareholder debt                              3,768      (61,450)
   Change in minority interests                                       (32,507)      12,145
   Exercise of stock options                                            2,000           --
   Sale of common stock, net of offering expenses                      50,500       40,000
   Consolidated subsidiaries sale of common stock                     270,000           --
-------------------------------------------------------------------------------------------


Net cash provided by (used in) financing activities                   293,335      (74,548)
-------------------------------------------------------------------------------------------

Net cash provided by (used in) discontinued operations                   (974)      (2,813)

Net change in cash and cash equivalents                              (172,793)     195,890

CASH AND CASH EQUIVALENTS, beginning of year                          525,167      329,277
-------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                              $ 352,374    $ 525,167
===========================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH-FLOW INFORMATION
   CASH PAID DURING THE YEAR FOR:
      Interest                                                      $  19,200    $   3,635
===========================================================================================

      Income taxes                                                  $   1,823    $   2,219
===========================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES
   Change in unrealized holding gain (loss) on
      available-for-sale securities                                 $  28,123    $  10,580
===========================================================================================

      Change in minority interest due to subsidiary sale of stock   ($112,719)   $      --
===========================================================================================


              SEE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND
                 ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                           FS-12

insert

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003



1. ORGANIZATION AND LIQUIDITY

         ORGANIZATION

         Biomerica, Inc. and Subsidiaries (collectively "the Company") are primarily engaged in the development, manufacture and marketing of medical diagnostic kits and the design, manufacture and distribution of various orthodontic products.

         LIQUIDITY AND GOING CONCERN

         These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has operating and liquidity concerns due to historically reporting net losses and negative cash flows from operations. Biomerica's shareholder's line of credit (Note 6) expired on September 13, 2003 and was not renewed. The unpaid principal and interest was converted into a note payable bearing interest at 8% and payable September 1, 2004.

         Biomerica has suffered substantial recurring losses from operations over the last couple of years. Biomerica has funded its operations through debt and equity financings, and may have to do so in the future. ReadyScript operations were discontinued in May 2001 and Allergy Immuno Technologies, Inc. was sold in May 2002 (see Notes 3 and
         12). ReadyScript and Allergy Immuno Technologies, Inc. were contributors to the Company's losses in prior fiscal years. In fiscal years 2004 and 2003 the Company reduced operating costs through certain cost reduction efforts and plans to concentrate on its core business in Lancer and Biomerica to increase sales. Management believes that cash flows from operations coupled with reduced costs and anticipated increased sales should be sufficient to enable the Company to fund operations for at least the next twelve months.

         The Company will continue to have limited cash resources. Although the Company's management recognizes the imminent need to secure additional financing or increase sales, there can be no assurance that the Company will be successful in consummating any such transaction or, if the Company does consummate such a transaction, that the terms and conditions of such financing will not be unfavorable to us. The failure by the Company to obtain additional financing or increase sales could have a material adverse effect on the Company and if sales were to decrease, could likely result in their inability to continue as a going concern.

         Our independent certified public accountants have concluded that there is substantial doubt as to the Company's ability to continue as a going concern for a reasonable period of time, and have, therefore modified their report in the form of an explanatory paragraph describing the events that have given rise to this uncertainty. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements for the years ended May 31, 2004 and 2003 (see Note 3) include the accounts of Biomerica, Inc. ("Biomerica"), Lancer Orthodontics, Inc. ("Lancer") and ReadyScript, Inc. (as discontinued operations). All significant intercompany accounts and transactions have been eliminated in consolidation.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could materially differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company has financial instruments whereby the fair market value of the financial instruments could be different than that recorded on a historical basis. The Company's financial instruments consist of its cash and cash equivalents, accounts receivable, line of credit, shareholder debt and accounts payable. The carrying amounts of the Company's financial instruments approximate their fair values at May 31, 2004.

         CONCENTRATION OF CREDIT RISK

         The Company, on occasion, maintains cash balances at certain financial institutions in excess of amounts insured by federal agencies.

         The Company provides credit in the normal course of business to customers throughout the United States and foreign markets. The Company's sales are not materially dependent on a single customer or a small group of customers. The Company performs ongoing credit evaluations of its customers. The Company does not obtain collateral with which to secure its accounts receivable. The Company maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses. At May 31, 2004, one customer accounted for 10.4% of gross accounts receivable. At May 31, 2003, two customers accounted for 13% and 11% of gross accounts receivable. No one customer accounted for 10% or more of revenues for the years ended May 31, 2004 and 2003.

         At May 31, 2004, one company accounted for 10.3% of accounts payable. At May 31, 2003, one company accounted for 27% of accounts payable. No company accounted for more than 10% of purchases for the years ended May 31, 2004 and 2003.

         GEOGRAPHIC CONCENTRATION

         Approximately $1,659,000 of Lancer's gross inventory, $113,000 of Lancer's property and equipment, net of accumulated depreciation and amortization, $152,000 of Biomerica's gross inventory and $13,500 of Biomerica's property and equipment, net of accumulated depreciation and amortization, is located at Lancer's wholly owned subsidiary in Mexico (Note 9).

         CASH EQUIVALENTS

         Cash and cash equivalents consists of demand deposits and money market accounts with remaining maturities of three months or less when purchased.

         AVAILABLE-FOR-SALE SECURITIES

         The Company accounts for investments in accordance with Statement of Financial Accounting Standards No. 115 (SFAS 115), "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." This statement addresses the accounting and reporting for investments in equity securities which have readily determinable fair values and all investments in debt securities. The Company's marketable equity securities are classified as available-for-sale under SFAS 115 and reported at fair value, with changes in the unrealized holding gain or loss included in shareholders' equity. Available-for-sale securities consist of common stock of unrelated publicly-traded companies and are stated at market value in accordance with SFAS 115. Cost for purposes of computing realized gains and losses is computed on a specific identification basis. The proceeds from the sale of available-for-sale securities during fiscal 2004 totaled $45,967. The change in the net unrealized holding gain (loss) on available-for-sale securities that has been included as a separate component of shareholders' equity totaled $28,123 and $10,580 for the years ended May 31, 2004 and 2003, respectively.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         INVENTORIES

         Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of orthodontic products and biological chemicals. Cost includes raw materials, labor, manufacturing overhead and purchased products. Market is determined by comparison with recent purchases or net realizable value. Such net realizable value is based on forecasts for sales of the Company's products in the ensuing years. The industries in which the Company operates are characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying consolidated balance sheet.

         Inventories approximate the following:

         MAY 31,                                                         2004
         -----------------------------------------------------------------------

         Raw materials                                              $   619,000
         Work in progress                                               353,000
         Finished products                                            1,918,000
         Inventory reserve                                             (217,000)
         -----------------------------------------------------------------------
         Long-term                                                       20,000
         -----------------------------------------------------------------------
                                                                    $ 2,693,000
         =======================================================================

         Approximately $1,659,000 of Lancer's gross inventory and $113,000 of Biomerica's gross inventory is located at its manufacturing facility in Mexico as of May 31, 2004.

         Allowances for inventory obsolescence are recorded as necessary to reduce obsolete inventory to estimated net realizable value or to specifically reserve for obsolete inventory that the Company intends to dispose. The inventory items identified for disposal at each year-end are generally discarded during the following year.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are charged to operations as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed from the accounts, and gains or losses from retirements and dispositions are credited or charged to income.

         Depreciation and amortization are provided over the estimated useful lives of the related assets, ranging from 3 to 15 years, using straight-line and declining-balance methods. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease. Depreciation and amortization expense amounted to $106,272 and $62,540 for the years ended May 31, 2004 and 2003, respectively. At May 31, 2004, approximately $126,500 of Biomerica and Lancer's property and equipment, net of accumulated depreciation and amortization, is located at Lancer's manufacturing facility in Mexico.

         Management of the Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. Management has determined that there is no impairment of property and equipment at May 31, 2004.

         INTANGIBLE ASSETS

         On June 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." SFAS No. 142 requires that the Company's license agreements be tested annually (or more frequently if impairment indicators arise) for impairment. Upon initial application of SFAS No. 142, the Company determined there was no impairment. The Company has established the date of May 31 on which to conduct its annual impairment test.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         Intangible assets are being amortized using the straight-line method over the useful life, not to exceed 18 years for marketing and distribution rights and purchased technology use rights, and 17 years for patents. Marketing and distribution rights include repurchased sales territories. Technology use rights consists of the purchase of manufacturing assets and technology. Amortization amounted to $37,888 and $54,007 for the years ended May 31, 2004 and 2003, respectively (see Note 4).

         The Company assesses the recoverability of these intangible assets by determining whether the amortization of the asset's balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management. During the year ended May 31, 2003, management determined that certain licenses have been impaired as Biomerica no longer manufactured the products covered by the license. The Company recorded an impairment expense for the unamortized balance of the licenses in the amount of $10,000 which is reflected in cost of sales in the accompanying statement of operations for the year ended May 31,2003.

         RISKS AND UNCERTAINTIES

         LICENSES - Certain of Lancer's sales of products are governed by license agreements with outside third parties. All of such license agreements to which the Company currently is a party are for fixed terms which will expire after ten years or upon the expiration of the underlying patents. After the expiration of the agreements or the patents, the Company is free to use the technology that had been licensed. There can be no assurance that the Company will be able to obtain future license agreements as deemed necessary by management. The loss of some of the current licenses or the inability to obtain future licenses could have an adverse affect on the Company's financial position and operations. Historically, the Company has successfully obtained all the licenses it believed necessary to conduct its business.

         Lancer has entered into various license and/or royalty agreements pursuant to which it has obtained rights to manufacture and market certain products. The agreements expire in 2004, 2006, 2007, and 2010. Royalty expense of approximately $72,000 is included in cost of sales for these agreements. Sales of products manufactured under these agreements comprise approximately 12% and 16% of Lancer's total sales for the fiscal year ended May 31, 2004 and 2003 respectively.

         Lancer has entered into license agreements expiring in 2006 whereby, for cash consideration, the counter party has obtained the rights to manufacture and market certain products patented by Lancer. Royalty income of approximately $71,300 and $54,700 is netted from cost of sales for these agreements for the years ended May 31, 2004 and 2003, respectively. Income from these agreements is approximately 1% of the total revenue recognized for the fiscal year ended May 31, 2004 and 2003.

         Biomerica has entered into a royalty agreement which continues pursuant to which it has obtained rights to manufacture and market certain products for the life of the products. Royalty expense of approximately $65,000 is included in cost of sales for this agreement. Sales of products manufactured under this agreement comprise approximately 2% of total sales for the fiscal year ended May 31, 2004.


         DISTRIBUTION - Lancer has entered into various exclusive and non-exclusive distribution agreements (the "Agreements") which generally specify territories of distribution, none of which are material. The Agreements range in term from one to five years. Lancer may be dependent upon such distributors for the marketing and selling of its products worldwide during the terms of these agreements. Such distributors are generally not obligated to sell any specified minimum quantities of the Company's product. There can be no assurance of the volume of product sales that may be achieved by such distributors.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         GOVERNMENT REGULATION - Biomerica's immunodiagnostic products are regulated in the United States as medical devices primarily by the FDA and as such, require regulatory clearance or approval prior to commercialization in the United States. Pursuant to the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates, among other things, the clinical testing, manufacture, labeling, promotion, distribution, sale and use of medical devices in the United States. Failure of Biomerica to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, the government's refusal to grant premarket clearance or premarket approval of devices, withdrawal of marketing approvals, and criminal prosecution.

         Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain registrations or approvals required by foreign countries may be longer or shorter than that required for FDA clearance or approval, and requirements for licensing may differ significantly from FDA requirements. There can be no assurance that Biomerica will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

         Lancer's products are subject to regulation by the FDA under the Medical Device Amendments of 1976 (the "Amendments"). Lancer has registered with the FDA as required by the Amendments. There can be no assurance that Lancer will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

         EUROPEAN COMMUNITY - Lancer and Biomerica are required to obtain certification in the European community to sell products in those countries. The certification requires Lancer and Biomerica to maintain certain quality standards. Lancer and Biomerica have been granted certification. However, there is no assurance that Lancer or Biomerica will be able to retain their certification in the future.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         RISK OF PRODUCT LIABILITY - Testing, manufacturing and marketing of Biomerica's products entail risk of product liability. Biomerica currently has product liability insurance. There can be no assurance, however, that Biomerica will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect Biomerica against losses due to product liability. An inability could prevent or inhibit the commercialization of Biomerica's products. In addition, a product liability claim or recall could have a material adverse effect on the business or financial condition of the Company.

         Lancer is subject to the same risks of product liability. Lancer currently has product liability insurance. Lancer also is subject to the risk of loss of its product liability insurance and the consequent exposure to liability.

         HAZARDOUS MATERIALS - Biomerica's manufacturing and research and development involves the controlled use of hazardous materials and chemicals. Although Biomerica believes that safety procedures for handling and disposing of such materials comply with the standards prescribed by state and Federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations.

         STOCK-BASED COMPENSATION

         During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "ACCOUNTING FOR STOCK-BASED COMPENSATION," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net (loss) income and (loss) earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

         In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT TO SFAS NO. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method on accounting for stock-based employee compensation. The Company currently does not intend to adopt SFAS No. 123 and the implementation of SFAS No. 148 did not have a material effect on the Company's consolidated financial position or results of operations.

         Pro forma information regarding loss per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black Scholes option pricing model with the following assumptions for the years ended May 31, 2004 and 2003; risk free interest rates ranging from 2.20% to 3.72%; dividend yield of 0%; expected life of the options ranging from three to ten years; and volatility factors of the expected market price of the Company's common stock ranging from 212.24% to 217.75%.

         The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense, net loss, and net loss per share (basic and diluted) had compensation costs for the Company's stock option plans been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 are as follows:

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         MAY 31,                                         2004           2003
         -----------------------------------------------------------------------

         Net loss from continuing
             operations, as reported                 $    (299,050)  $ (223,867)
         Plus: Stock-based employee
             compensation expense included
             in reported net loss                           38,515       11,916
         Less: Stock-based employee
             compensation expense
             determined using fair
             value based method                           (150,404)    (182,909)
             -------------------------------------------------------------------

         Net loss from continuing
             operations, pro forma                   $    (410,939)  $ (394,860)
             ===================================================================

         Pro forma net loss from
             continuing operations
             per share - basic                       $       (0.07)  $    (0.07)
             ===================================================================

         Pro forma net loss from
             continuing operations
             per share - diluted                     $       (0.07)  $    (0.07)
             ===================================================================


         Net income (loss) from
             discontinued operations,
             as reported                             $      75,849   $  (41,746)
         Plus: Stock-based employee
             compensation expense
             included in reported net
             loss                                               --           --
         Less: Stock-based employee
             compensation expense
             determined using fair
             value based method                                 --           --
             -------------------------------------------------------------------

         Net gain (loss) from discontinued
             operations, pro forma                   $      75,849   $  (41,746)
             ===================================================================

         Pro forma net loss from
             discontinued operations
             per share - basic                       $        0.01   $    (0.01)
             ===================================================================

         Pro forma net loss from
             discontinued operations
             per share - diluted                     $        0.01   $    (0.01)
             ===================================================================

         MINORITY INTEREST

         Minority interest represents the minority shareholders' proportionate share of the equity of Lancer. At May 31, 2004, Biomerica owned 25.0% of Lancer and 88.9% of ReadyScript (see Notes 3 and 12). ReadyScript's results of operations are reported under discontinued operations.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY, 31 2004 AND 2003


         REVENUE RECOGNITION

         Revenues from product sales are recognized at the time the product is shipped, customarily FOB shipping point, at which point title passes. An allowance is established for estimated returns as revenue is recognized.

         RESEARCH AND DEVELOPMENT

         Research and development expenses are expensed as incurred. The Company expensed approximately $274,000 and $263,000 of research and development expenses during the years ended May 31, 2004 and 2003, respectively.

         INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES." Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         Biomerica and Lancer file separate income tax returns for Federal and state income tax purposes.

         ADVERTISING COSTS

         The Company reports the cost of all advertising as expense in the period in which those costs are incurred. Advertising costs were approximately $52,100 and $16,931 for the years ended May 31, 2004 and 2003, respectively.

         CURRENCY

         The functional currency for the Lancer De Mexico subsidiary is dollars. Accordingly, all transactions are recorded using dollars and no adjustments gains and losses on intercompany currency transactions are recorded.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "EARNINGS PER SHARE" ("EPS"). SFAS 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         The following table illustrates the required disclosure of the reconciliation of the numerators and denominators of the basic and diluted EPS computations.

                                                     For the Years Ended May 31,
                                                     ---------------------------
                                                         2004            2003
         -----------------------------------------------------------------------

         Numerator:
              Loss from continuing operations        $    (299,050)  $ (223,867)
              Gain (loss) from discontinued
                   operations                               75,849      (41,746)
         -----------------------------------------------------------------------

         Numerator for basic and diluted net
              loss per common share                  $    (223,201)  $ (265,613)
         =======================================================================

         Denominator for basic net loss per
              common share                               5,739,993    5,304,432
         Effect of dilutive securities:
              Options and warrants                              --           --
         -----------------------------------------------------------------------

         Denominator for diluted net loss per
              common share                               5,739,993    5,304,432
         =======================================================================

         Basic net loss per common share:
              Loss from continuing operations        $       (0.05)  $    (0.04)
              Gain (loss) from discontinued
                   operations                                 0.01        (0.01)
         -----------------------------------------------------------------------

         Basic net loss per common share             $       (0.04)  $    (0.05)
         =======================================================================

         Diluted net loss per common share:
              Loss from continuing operations        $       (0.05)  $    (0.04)
              Gain (loss) from discontinued
                   operations                                 0.01        (0.01)
         -----------------------------------------------------------------------

         Diluted net loss per common share           $       (0.04)  $    (0.05)
         =======================================================================

         The computation of diluted loss per share excludes the effect of incremental common shares attributable to the exercise of outstanding common stock options and warrants because their effect was antidilutive due to losses incurred by the Company. See summary of outstanding stock options and warrants in Note 7.

         As of May 31, 2004 and 2003 there were a total of 3,657,637 and 3,425,386, respectively, potential anti-dilutive shares of common stock.

         SEGMENT REPORTING

         The FASB has issued SFAS No. 131 "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION". SFAS 131 requires public companies to report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company's business segments are disclosed in Note 9.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED MAY 31, 2004 AND 2003


         REPORTING COMPREHENSIVE INCOME

         In June 1997, the FASB issued SFAS No. 130, "REPORTING COMPREHENSIVE INCOME." This statement establishes standards for reporting the components of comprehensive income (loss) and requires that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income (loss) includes net income (loss) as well as certain items that are reported directly within a separate component of stockholders' equity.

         RECENT ACCOUNTING PRONOUNCEMENTS


         In October 2001, the FASB issued SFAS No. 144, "Accounting for the impairment or disposal of long-lived assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. This standard was effective for the Company's
         consolidated financial statements beginning Jun   e1,2002.The
         implementation of SFAS No. 144 did not have a material impact on the Company's consolidated financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, "Rescission of SFAS No. 44 and 64, Amendment of SFAS No. 13, and Technical Corrections," to update, clarify and simplify existing accounting pronouncements. SFAS No. 4, which required all gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS No. 64, which amended SFAS No. 4, was rescinded because it was no longer necessary. The adoption of this statement did not have a material effect on the Company's consolidated financial position or results of operations.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of this statement did not have a material effect on the Company's consolidated financial position or results of operations.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         In November 2002, FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," was issued. FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for guarantees issued after December 31, 2002, while the disclosure requirements were effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on the Company's consolidated financial position or results of operations.

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities". In December 2003, FIN 46 was replaced by FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities." FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R was effective at the end of the first interim period ending March 15, 2004. Entities that have adopted FIN 46 prior to this date can continue to apply provisions of FIN 46 until the effective date of FIN 46R or early election of FIN 46R. This interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," relating to consolidation of certain entities. FIN No. 46 requires identification of the Company's participation in variable interests entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit them to operate on a stand-alone basis, or whose equity holders lack certain characteristics of a controlling financial interest. For entities identified as VIEs, FIN No. 46 sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE, if any, bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN No. 46 also sets forth certain disclosures regarding interests in VIE that are deemed significant, even if consolidation is not required. The adoption of FIN No. 46 did not have a material impact on the Company's financial position or results of operations.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified after June 30, 2003. The adoption of this statement did not have a significant effect on the Company's consolidated financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150 ("SFAS No. 150"), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 provides guidance on how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. Many of these instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The statement requires cumulative effect transition for financial instruments existing at the adoption date. The adoption of this statement did not have a material effect on the Company's consolidated financial position or results of operations.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


3. CONSOLIDATED SUBSIDIARIES

         Lancer is engaged in the design, manufacture and distribution of orthodontic products. Biomerica's direct ownership percentage of Lancer is 25.0% and its direct and indirect (via agreements with certain shareholders) voting control over Lancer is greater than 50% as of May 31, 2004.

          The ReadyScript subsidiary was a development-stage enterprise and required the raising of a significant amount of capital to fund its short-term working capital needs. The ReadyScript operations were discontinued in May 2001 (see Note 12). The net assets and operating results of ReadyScript are included in the accompanying consolidated financial statements as discontinued operations and are held for sale.

         Operating results for Lancer and ReadyScript (as discussed) in the aggregate for the years ended May 31, 2004 and 2003, which are included in the consolidated operating results of the Company, are as follows:

                                                         2004           2003
         -----------------------------------------------------------------------

         Net sales                                   $ 6,024,009    $ 5,887,898
         Cost of sales                                 4,127,590      4,143,999
         -----------------------------------------------------------------------
               Gross profit                            1,896,419      1,743,899
         -----------------------------------------------------------------------

         Operating expenses:
             Selling, general and administrative       1,815,383      1,620,002
             Research and development                    116,104        107,370
         -----------------------------------------------------------------------

               Total operating expenses                1,931,487      1,727,372
         -----------------------------------------------------------------------

         Other income (expense):
             Interest expense, net                        (1,885)        (3,459)
             Other income, net                            66,927         59,526
         -----------------------------------------------------------------------

               Total other income                         65,042         56,067

         Income (loss) from continuing
             operations before income taxes               29,974         72,592

         Income tax expense                                1,023          1,419
         -----------------------------------------------------------------------

         Net income (loss) from continuing
             operations                                   28,951         71,175

         Discontinued operations of
             ReadyScript:
             Income (loss) from discontinued
               operations, net                            75,849        (41,746)
         -----------------------------------------------------------------------

         Net income (loss)                           $   104,800    $   (29,429)
         =======================================================================


4. INTANGIBLE ASSETS

         Intangible assets, net of accumulated amortization, consist of the following:

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         MAY 31,                                                         2004
         -----------------------------------------------------------------------
         Marketing and distribution rights                           $  442,750
         Patents and other intangibles                                   34,500
         -----------------------------------------------------------------------

         Less accumulated amortization                                 (445,363)
         -----------------------------------------------------------------------

                                                                     $   31,887
         =======================================================================

         Included in marketing and distribution rights are repurchased sales territories by Lancer which are being amortized straight-line over the estimated useful life of eighteen years. In each of the fiscal years 2004 and 2003, Lancer recorded amortization expense of $24,900 related to repurchased sales territories.

         The Company has entered into license agreements expiring in 2006 whereby, for cash consideration, the counter party has obtained the rights to manufacture and market certain products patented by the Company. Royalty income in 2004 and 2003 of approximately $53,000 is netted from Cost of Sales for these agreements. Income from these agreements is less than 1% of the total revenue recognized for the fiscal years ended May 31, 2004 and 2003.

         During the year ended May 31, 2003, management determined that certain licenses had been impaired as Biomerica no longer manufactured the product covered by the licenses. The Company recorded an impairment expense for the unamortized balances of the licenses in the amount of $10,000, which is reflected in cost of sales in the accompanying statement of operations for the year ended May 31, 2003. Amortization expense related to these licenses which is included in the accompanying consolidated statements of operations amounted to $2,442 for the year ended May 31, 2003. During the year ended May 31, 2004, management determined that none of the Company's intangible assets were impaired.

5. LINE OF CREDIT

         During fiscal 2004, Lancer obtained a new line of credit with Cuyamaca Bank, which expires January 8, 2005. Borrowings are made at prime plus 2.0% (6.0% at May 31, 2004) and are for borrowing up to $400,000 which is limited to 80% of accounts receivable less than 90 days old. The outstanding balance at May 31, 2004 was $0 and the unused portion available at May 31, 2004 is approximately $340,000. Lancer requested that Cuyamaca Bank reserve $60,000 of Lancer's available credit as a guarantee of credit with a European supplier.

         The line of credit is collateralized by substantially all the assets of Lancer, including inventories, receivables, and equipment. The lending agreement for the line of credit requires, among other things, that Lancer maintain a balance sheet net worth of $2,700,000 and that a zero outstanding balance be maintained for 30 consecutive days during the term. The agreement prohibits the advancing of funds to Biomerica. Lancer is not required to maintain compensating balances in connection with this lending agreement. The Company was in compliance with its debt covenants at May 31, 2004.

         Lancer also had a term loan for $100,000 with Cuyamaca Bank that was paid off in May 2004. This loan required monthly payments of approximately $2,300 (principal and interest) at an interest rate of prime plus 2% (6% at May 31, 2004).

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         The following summarizes information on short-term borrowings for the year ended May 31, 2004:

         MAY 31,                                                          2004
         -----------------------------------------------------------------------

         Average month end balance                                   $   32,348
         Maximum balance outstanding at any month end                $  100,000
         Weighted average interest rate (computed by dividing
             interest expense by average monthly balance)                5.89 %
         Interest rate at year end                                       6.00 %
         =======================================================================

6. RELATED PARTY TRANSACTIONS

         NOTES PAYABLE -SHAREHOLDER

         Biomerica, Inc. entered into an agreement for a line of credit agreement on September 12, 2000 with a shareholder whereby the shareholder would loan to the Company, as needed, up to $500,000 for working capital needs. The line of credit bore interest at 8%, was secured by accounts receivable and inventory, and expired September 13, 2003. In March 2004 the Company signed a note payable for the principal and interest due at that time of $313,318 and agreed to a forbearance of any payments for the length of the agreement. A warrant for 40,000 shares of restricted common stock exercisable at a price of $.51 per share was awarded as compensation for the forbearance. The note payable is secured by all the Company's assets except for the Lancer common stock owned by Biomerica. The note is due September 1, 2004. There was $313,318 of outstanding principal and $5,356 of interest payable under this note payable at May 31, 2004 (also see Note 7). The Company is currently negotiating with the shareholder to extend the maturity of the note payable.

         During 2004 and 2003, the Company incurred approximately $25,438 and $29,466, respectively, in interest expense related to the shareholder line of credit and note payable.

         During 2004 and 2003, a shareholder advanced the Company $4,000 and $10,000, respectively. During June 2003 the $10,000 advance was repaid in the form of Company common stock at the price of $.25 per share. Interest for the fiscal year ended May 31, 2004 was $283. At May 31, 2004, $1,555 was owed in interest payable on the two loans.

         RENT EXPENSE

         Biomerica, Inc. leases facilities from a company owned, in part, by a shareholder of the Company. Rent expense of approximately $150,000 and $165,000 was incurred during 2004 and 2003, respectively for this lease. A further expense of approximately $7,000 has been included in accounts payable representing late fees and interest payable on outstanding rent. Rent payable at May 31, 2004 was approximately $119,000 and has been included in accounts payable in the consolidated balance sheet.

         ACCRUED COMPENSATION

         Two officers, who are also shareholders of the Company agreed to defer payment of a portion of their salaries. At May 31, 2004 approximately $177,100 of deferred officer's salary is included in accrued compensation in the accompanying consolidated financial statements.

         Approximately $ 121,000 of the total accrued compensation is due to the former chief executive officer's estate.

         See additional related party transactions in Note 10.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


7. SHAREHOLDERS' EQUITY

         1991, 1995 AND 1999 STOCK OPTION AND RESTRICTED STOCK PLANS

         In December 1991, the Company adopted a stock option and restricted stock plan (the "1991 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 350,000 of the Company's unissued common stock may be granted to officers, employees or consultants of the Company. Options granted under the 1991 Plan may be granted at prices not less than 85% of the then fair market value of the common stock, vest at not less than 20% per year and expire not more than 10 years after the date of grant.

         In January 1996, the Company adopted a stock option and restricted stock plan (the "1995 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 500,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. Options granted under the 1995 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

         In August 1999, the Company adopted a stock option and restricted stock plan (the "1999 Plan") which provides that non-qualified options and incentive stock options and restricted stock covering an aggregate of 1,000,000 of the Company's unissued common stock may be granted to affiliates, employees or consultants of the Company. As of January 1, of each calendar year, commencing January 1, 2000, this amount is subject to automatic annual increases equal to the lesser of 1.5% of the total number of outstanding common shares, assuming conversion of convertible securities, or 500,000. Options granted under the 1999 Plan may be granted at prices not less than 85% of the then fair market value of the common stock and expire not more than 10 years after the date of grant.

         During 1999, the Company granted options to purchase 2,000, 179,850 and 27,900 shares of its common stock at an exercise prices of $0.90, $0.86 and $0.85, respectively, to employees and 2,000 and 7,000 shares to non-employees, at exercise prices of $0.90 and $0.86, respectively. The intrinsic value of the options issued to employees was $0, and the fair value of options issued to non-employees was $4,826 and will be amortized over the service period of four years.

         As of May 31, 2003, the Company recognized the remaining compensation expense related to the amortization of the fair value of options to purchase common stock issued prior to June 1, 1999.

         During 2001, the Company granted 257,000 and 6,000 options to purchase shares of the Company's stock to employees and non-employees, respectively. The purchase price of the options range from $0.50 to $1.50 per share. Management recorded $0 and $18,720, respectively, during the years ended May 31, 2002 and 2001 of expense related to the granting of options to employees. Management recorded $1,386 during each of the years ended May 31, 2002 and 2001 of expense related to the granting of options to non-employees.

         During 2002, the Company granted 229,254 options to purchase shares of the Company's stock to employees for services rendered. The purchase price of the options ranges from $0.42 to $0.90 per share. Management recorded $0 and $1,612 during the years ended May 31, 2003 and 2002 of expense related to the granting of options to employees.

         During 2003, the Company granted approximately 319,500 and 124,000 options and warrants to employees and non-employees, respectively to purchase shares of the Company's stock, for services rendered. The purchase price of the options ranges from $0.20 to $0.30 per share. Management recorded $11,916 and $22,372, respectively, during the year ended May 31, 2003 of expense related to the granting of options to employees and non-employees.

         During 2004, the Company granted 210,000 and 32,000 warrants to employees and non-employees, respectively to purchase restricted shares of the Company's stock. Of the warrants granted, 202,000 were granted to investors in the private placement and 40,000 were granted as compensation related to the shareholder promissory note. The purchase price of the warrants ranges from $0.25 to $0.51. Management recorded $47,442 and $0, respectively during the year ended May 31, 2004 of expense related to the granting of warrants to employees and non-employees. These warrants were not granted through one of the employee stock option plans.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         Activity as to stock options and warrants granted are as follows:

                                                                        WEIGHTED
                                            NUMBER                      AVERAGE
                                           OF STOCK        PRICE RANGE  EXERCISE
                                            OPTIONS         PER SHARE     PRICE
         -----------------------------------------------------------------------

         Options and warrants out-
             standing at May 31, 2002      3,212,270       $ .42-$3.00     $2.53
         Options or warrants granted         443,500       $ .20-$.30      $ .25
         Options canceled or expired        (103,000)      $ .50-$1.91     $1.83
         -----------------------------------------------------------------------


         Options and warrants out-
             standing at May 31, 2003      3,552,770       $ .20 - $3.00   $2.26
         Options or warrants granted         242,000       $ .25 - $.51    $ .29
         Options exercised                   (10,000)      $ .20           $ .20
         Options canceled or expired        (127,133)      $ .20 - $1.38   $ .85
         -----------------------------------------------------------------------

         Options and warrants out-
             standing at May 31, 2004      3,657,637       $ .20-$3.00     $2.17
         =======================================================================


         The weighted average fair value of options and warrants granted during 2004 and 2003 was $0.43 and $0.45 respectively.

         The following summarizes information about all of the Company's stock options and warrants outstanding at May 31, 2004. These options and warrants comprise of those granted under the 1991, 1995 and 1999 plan and those granted outside of these plans.

                                       WEIGHTED
                                       AVERAGE
                                       REMAINING   WEIGHTED     NUMBER      WEIGHTED
           RANGE OF        NUMBER     CONTRACTUAL  AVERAGE    EXERCISABLE    AVERAGE
           EXERCISE     OUTSTANDING    LIFE IN     EXERCISE    AT MAY 31,   EXERCISE
            PRICES      MAY 31, 2004    YEARS       PRICE        2004         PRICE
         ----------------------------------------------------------------------------
         $ .20 - $.90     1,089,328      3.37      $   .40       999,498      $  .41
         $ 1.09 - $1.90     220,309      1.20      $  1.50       218,309      $ 1.51
         $ 2.62 - $3.00   2,348,000      4.68      $  2.97     2,348,000      $ 2.97

         STOCK ACTIVITY


         During 2003, the Company agreed to sell 18,000 shares of its common stock at a selling price of $0.25 per share. Proceeds to the Company were $4,500. As of May 31, 2003, the shares had not been issued and were accordingly have been classified as common stock subscribed. These shares were issued during 2004, and have accordingly been transferred to common stock issued and outstanding.

         During 2003, the Company sold 142,000 shares of its common stock at a selling price of $0.25 per share. Proceeds to the Company were $35,500.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         During 2003, the Company, issued 177,627 shares of common stock to employees as compensation. The Company valued these shares at $69,267.

         During 2002, the Company, issued 20,000 shares of common stock to a consultant for legal services provided. As of May 31, 2002, these shares were classified as common stock subscribed and valued by the Company at $20,000. These shares were issued as of May 31, 2003. During 2003, the Company issued this consultant an additional 2,107 shares of common stock for legal services provided. The Company valued these shares at $611.

         During 2004, the Company sold 202,000 shares of common stock at a selling price of $0.25 per share. Proceeds to the Company were $50,500. Warrants to purchase 202,000 shares of the Company's restricted common stock at an exercise price of $0.25 were also granted as part of the private placement.

         During 2004 the Company issued 10,000 shares of its common stock as the result of an exercise of options granted in prior years. Proceeds to the Company were $2,000.

         SUBSIDIARY SALE OF STOCK

         During the year ended May 31, 2004 the Company recognized a reduction in its additional paid capital in the amount of $112,719 resulting from a decrease in its ownership percentage of Lancer as a result of Lancer's sale of common stock. The Company has treated this reduction in its equity of the subsidiary as an equity transaction in the accompanying consolidated statement of stockholder's equity.

         SUBSIDIARY OPTIONS, WARRANTS AND STOCK ACTIVITY

         During fiscal 2003, Lancer issued 37,595 shares of its common stock valued at $8,271 to Biomerica for certain management and consulting services rendered in fiscal 2002. These shares were classified at May 31, 2002 as common stock subscribed on Lancer's balance sheet.

         During fiscal 2003, Lancer issued 25,000 shares of its common stock valued at $8,750 to its Chief Executive Officer for services rendered in fiscal 2002. These shares were classified at May 31, 2002 as common stock subscribed on Lancer's balance sheet.

         During fiscal 2004, Lancer issued 91,346 shares of its common stock valued at $29,000 to its Chief Executive Officer for services rendered from January 2002 to December 2003. At May 31, 2003, 69,471 of these shares were reported as subscribed stock on Lancer's balance sheet.

         During fiscal 2004, Lancer agreed to issue 13,541 shares of its common stock to the Chairman Of the Board of Lancer for services rendered from January 2002 to December 2003. At May 31, 2003, 69,471 of these shares were reported as subscribed stock on Lancer's balance sheet.

         During fiscal 2004, Lancer agreed to issue 13,541 shares of its common stock to the Chairman of the Board of Lancer for services rendered from January 2004 to May 2004 and 31,250 shares of common stock to the Chief Executive Officer for services rendered per agreement. At May 31, 2004, these shares were reported as subscribed stock on Lancer's balance sheet.

         The Lancer Board of Directors approved a private offering of common stock, effective March 23, 2004, and ending April 12, 2004. The offering, to officers, board members, and key employees resulted in the sale of 450,000 new shares at $0.60 per share with total proceeds received of $270,000. In addition, one warrant exercisable for each share purchased (450,000 warrants) was issued at $0.85 per share. These warrants shall be exercisable until April 12, 2009.

         During fiscal 2003, Lancer granted 70,000 options to purchase shares of the Lancer's common stock at an exercise price of $0.26 to certain employees of Lancer for services rendered. The options vest over four years and have a term of five years. Management assigned a value of $0 to the options.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         During fiscal 2003, Lancer granted 40,000 options to purchase shares of the Lancer's common stock at an exercise price of $0.28 to an employee of Lancer for services rendered. The options vest over four years and have a term of five years. Management assigned a value of $0 to the options.

         During fiscal 2003, Lancer granted 30,000 options to purchase shares of the Lancer's common stock at an exercise price of $0.28 to certain employees of Lancer for services rendered. The options vest over four years and have a term of five years. Management assigned a value of $0 to the options.

         During fiscal 2004, Lancer granted its Chief Executive Officer 75,000 stock options to purchase shares of Lancer's common stock at an exercise price of $0.43. The options vest over three years and have a term of five years. Management assigned a value of $0 to the options.

         During fiscal 2004, Lancer granted its directors 52,500 options to purchase shares of Lancer's common stock at an exercise price of $0.43. The options vest over two years and have a term of five years. Management assigned a value of $0 to the options.

         During fiscal 2004, Lancer granted 120,000 options to purchase shares of the Lancer's common stock at an exercise price of $0.43 per share pursuant to terms of the employment agreement between Lancer and Dan Castner, Vice President of Sales and Marketing at Lancer. The options vest over four years and have a term of five years. Management assigned a value of $0 to the options.

         During fiscal 2004, Lancer granted 40,000 stock options to purchase shares of Lancer's common stock at an exercise price of $0.57 to an employee of Lancer for services rendered. The options vest over four years and have a term of five years. Management assigned a value of $0 to these options.

         During fiscal 2004, Lancer granted 17,500 stock options to purchase shares of Lancer's common stock at an exercise price of $.60 to a new member of the board of directors. The options vest over two years and have a term of five years. Management assigned a value of $0 with respect to the options.

         During fiscal 2004, Lancer granted 8,000 stock options to purchase shares of Lancer's common stock at an exercise price of $0.50 to an employee of Lancer for services rendered. The options vest over 3 years beginning June 30, 2004 and have a term of five years. Management assigned a value of $0 to the options.

         During fiscal 2004, Lancer issued 450,000 warrants to officers, directors and key employees who purchased 450,000 shares of the Company's common stock in a private placement. The warrants have an exercise price of $0.85 and have a term of five years.

         There were 1,097,500 options and warrants outstanding and exercisable (at a weighted average price of $.60) to acquire Lancer common stock at May 31, 2004.


8. INCOME TAXES

         Income tax expense from continuing operations for the years ended May 31, 2004 and 2003 consists of the following current provisions:

         MAY 31,                                              2004       2003
         -----------------------------------------------------------------------

         U.S. Federal                                      $     --    $     --

         State and local                                      1,823       2,219
         -----------------------------------------------------------------------

                                                           $  1,823    $  2,219
         =======================================================================

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         Income tax expense from continuing operations differs from the amounts computed by applying the U.S. Federal income tax rate of 35 percent to pretax loss as a result of the following:

         MAY 31,                                             2004         2003
         -----------------------------------------------------------------------

         Computed "expected" tax benefit                  $ (68,286)  $ (77,577)
         Increase (reduction) in income taxes
             resulting from:
             Meals and entertainment                          3,966       3,958
             Change in valuation allowance                  (14,099)    (20,127)
             Equity in earnings of affiliates
               not subject to taxation because
               of dividends- received deduction
               for tax purposes                              78,419      93,746
             State income taxes                               1,823       2,219
         -----------------------------------------------------------------------

                                                          $   1,823   $   2,219
         =======================================================================

         The tax effect of temporary differences that give rise to significant portions of liabilities are presented below.

         MAY 31,                                                          2004
         -----------------------------------------------------------------------

         Deferred tax assets (liabilities):
            Accounts receivable, principally
              due to allowance for doubtful
              accounts and sales returns                            $    60,703
            Inventories, principally due to
              additional costs inventoried for
              tax purposes pursuant to the Tax
              Reform Act of 1986 and
              allowance for inventory
              obsolescence                                              137,150
            Compensated absences and
              deferred payroll, principally due
              to accrual for financial reporting
              purposes                                                  165,729
            Net operating loss
              Carryforwards                                           2,405,862
            Tax credit carryforwards                                    137,010
            Accumulated Depreciation of Property
              and Equipment                                              (7,448)
            Marketing rights, principally due to
              Amortization                                               (4,000)



         Less valuation allowance                                    (2,895,006)

         Net deferred tax asset (liability)                         $        --
         =======================================================================

         The Company has provided a valuation allowance for all of its deferred tax assets as of May 31, 2004. Management provided such allowance as it is currently more likely than not that the Company will not generate taxable income sufficient to realize such assets in foreseeable future reporting periods.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         As of May 31, 2004, Biomerica had net tax operating loss carryforwards of approximately $4,607,000 and investment tax and research and development credits of approximately $62,000, which are available to offset future Federal tax liabilities. The carryforwards expire at varying dates from 2004 to 2022. As of May 31, 2004, Biomerica has net operating tax loss carryforwards of approximately $1,289,000 available to offset future state income tax liabilities, which expire through 2012.

         As of May 31, 2004, Lancer had net tax operating loss carryforwards of approximately $1,997,000 and business tax credits of approximately $63,000 available to offset future Federal tax liabilities. The Federal carryforwards expire in varying amounts through 2021. As of May 31, 2004, Lancer has net tax operating loss carryforwards of approximately $70,000 and business tax credits of approximately $10,000 available to offset future state income tax liabilities. The state carryforwards expire at varying dates through 2013.


         On September 11, 2002, California passed one of the budget trailer bills that implemented the state's 2002-2003 Budget Bill (A425). The new law suspended the net operating loss ("NOL") carryover deduction for tax years 2002 and 2003. To compensate for the deduction suspension, the period of availability for these NOL deductions has been extended for two years.

         Pursuant to Internal Revenue Code Sections 382 and 383, annual use of the Company's net operating loss ("NOL") and credit carryforwards will be limited by statute because of a cumulative change in ownership of more than 50%. We have had numerous equity transactions that have more likely than not resulted in several changes in ownership of us as defined by Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. Pursuant to Sections 382 and 383 of the Code, the annual use of our NOLs would be limited if there is a cumulative change of ownership (as that term is defined in Section 382(g) of the Code) of greater than 50% in the past three years. Should Section 382 ownership change have occurred, there would be a substantial limitation on our ability to utilize our NOLs to offset future taxable income.


9. BUSINESS SEGMENTS

         Reportable business segments are identified by product line and for the years ended May 31, 2004 and 2003 are as follows:

                                                       2004            2003
         -----------------------------------------------------------------------

         Domestic sales:
             Orthodontic products                   $  3,119,000   $  3,144,000
         =======================================================================

             Medical diagnostic products            $  1,160,000   $  1,466,000
         =======================================================================

         Foreign sales:
             Orthodontic products                   $  2,905,000   $  2,744,000
         =======================================================================

         Medical diagnostic products                $  1,985,000   $  1,706,000
         =======================================================================

         Net sales:
         Orthodontic products                       $  6,024,000   $  5,888,000
         Medical diagnostic products                   3,145,000      3,172,000
         -----------------------------------------------------------------------

         Total                                      $  9,169,000   $  9,060,000
         =======================================================================

         Operating profit (loss):
             Orthodontic products                   $    (36,000)  $     17,000
             Medical diagnostic products                (280,000)      (227,000)
         -----------------------------------------------------------------------

         Total                                      $   (316,000)  $   (210,000)
         =======================================================================

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         Operating gain (loss) from discontinued segment:
             ReadyScript                                    75,849      (41,746)
         -----------------------------------------------------------------------
         Total                                          $   75,849   $  (41,746)
         =======================================================================

         Domestic long-lived assets:
             Orthodontic products                       $  453,000   $  241,000
             Medical diagnostic products                   158,000      179,000
         -----------------------------------------------------------------------

         Total                                          $  611,000   $  420,000
         =======================================================================

         Foreign long-lived assets:
             Orthodontic products                       $  113,000   $   18,000
             Medical diagnostic products                    13,500       19,000
         -----------------------------------------------------------------------

         Total                                          $  126,500   $   37,000
         =======================================================================

         Total assets:
             Orthodontic products                       $4,089,000   $3,751,000
             Medical diagnostic products                 1,479,000    1,797,000
         -----------------------------------------------------------------------

         Total                                          $5,568,000   $5,548,000
         =======================================================================

         Depreciation and amortization expense:
             Orthodontic products                       $   76,000   $   79,000
             Medical diagnostic products                    68,000       38,000
         -----------------------------------------------------------------------

         Total                                          $  144,000   $  117,000
         =======================================================================

         Capital expenditures:
             Orthodontic products                       $  394,000   $  198,000
             Medical diagnostic products                    42,000       34,000
         -----------------------------------------------------------------------

         Total                                          $  436,000   $  232,000
         =======================================================================

         The net sales as reflected above consist of sales to unaffiliated customers only as there were no significant intersegment sales during fiscal years 2004 and 2003. No customer accounted for more than 10% of net sales during fiscal years 2004 and 2003.

         Geographic information regarding net sales and operating loss is as follows:

                                                           2004          2003
         -----------------------------------------------------------------------

         Net sales:
             United States                             $4,279,000   $ 4,610,000
             Europe                                     2,711,000     2,393,000
             South America                                428,000       460,000
             Middle East                                  311,000       321,000
             Asia                                         207,000       228,000
             Oceania                                      518,000       452,000
             Other foreign                                715,000       596,000
         -----------------------------------------------------------------------

         Total net sales                               $9,169,000   $ 9,060,000
         =======================================================================

         Identifiable assets by business segment are those assets that are used in the Company's operations in each industry. Identifiable assets are held primarily in the United States.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


10. COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         Biomerica leases its primary facility under a non-cancelable operating lease expiring October 31, 2005, with monthly base rent of $15,000 with a 3% increase effective September 1, 2003. The facilities are owned and operated by four of the Company's shareholders one of whom is an officer and director. During fiscal 2004 the Company consolidated some of its operations and the landlords agreed to take back the space no longer needed by the Company and to reduce the rent accordingly. The landlords also agreed not to institute the 3% increase as required in the lease. The currently monthly rent is $12,940. In May and June 2003 the Company issued 60,000 shares of Biomerica restricted common stock plus warrants to purchase an additional 60,000 shares of Biomerica restricted common stock at the purchase price of $0.25 for payment of $15,000 in accrued rent. Management believes there would be no significant difference in the terms of the leases if they were with a third party. Total rent expense for this facility was approximately $150,000 and $165,000 during the years ended May 31, 2004 and 2003, respectively.

         Biomerica has subleased a portion of its facility under a non-cancelable operating lease which expired May 16, 2003 and is currently month-to-month. The Company recorded base rental income of $18,020 and $18,062 during the years ended May 31, 2004 and 2003, respectively.

         Biomerica entered into a non-cancelable operating lease for a copier in November 2001 which expires November 2006, which requires monthly rentals of $279. Total expense for the copier was approximately $3,300 during each of the years ended May 31, 2004 and 2003.

         Lancer leases its primary facility under a non-cancelable operating lease expiring April 30, 2009, which requires monthly rental payments that increase annually, from $6,688 per month in 2004 to $7,527 per month in 2009. The lease expense is being recognized on a straight-line basis over the term of the lease. The excess of the expense recognized over the cash paid aggregates $20,264 at May 31, 2004, and is included in accounts payable in the accompanying consolidated balance sheet. Total rental expense for this facility for each of the years ended May 31, 2004 and 2003 was approximately $75,000 and $69,000, respectively.

         Effective December 1, 2002, Lancer Orthodontics de Mexico entered into a non-cancelable operating lease for its Mexico facility through March 31, 2009. The new lease encompasses the approximately 16,000 square feet of the previous lease, plus additional square footage of approximately 10,000 feet, for a total of approximately 26,000 square feet. Lancer Orthodontics de Mexico will provide subcontracted manufacturing services to Biomerica, Inc., using a portion of the additional square footage. The lease requires monthly payments of approximately $9,600 through March 2009. An agreement has been negotiated between Lancer Orthodontics de Mexico and Biomerica for lease reimbursement of approximately $2,000 per month. The remainder of approximately $7,600 monthly lease expense will be borne by Lancer. Total rental expense for this facility for the years ended May 31, 2004 and 2003 was approximately $103,000 and $76,000, respectively.

         The Lancer Orthodontics de Mexico lease also requires an additional refundable security deposit of $26,550, Lancer Orthodontics, Inc. paid half and Biomerica, Inc. the other half. This is in addition to the $31,146 refundable security deposit paid in fiscal year 2003. At May 31, 2004 , other assets on the consolidated balance sheet includes approximately $44,000 , of security deposit paid by Lancer on the Mexico location.

         Lancer entered into a non-cancelable operating lease for a copier in February 2003 which expires February 2006, which requires monthly rentals of $214. Total expense for the copier was approximately $3,000 and $2,600 during the year ended May 31, 2004 and May 31, 2003, respectively.

         Lancer entered into a non-cancelable operating lease for a postage machine in July 2003 that expires in September 2008 and requires monthly payments of $208. Total expense for the postage machine was approximately $2,500 in the year ended May 31, 2004.

         A sub-lease agreement for approximately 459 square feet of Lancer's main facility was entered into in April 2003, effective through November 2003, and extended in December 2003 through November 2004. The leased space is to be used for a machine shop and requires monthly payments of $344. Rental income for the years ended May 31, 2004 and 2003 was $4,128 and $344, respectively.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         Lancer entered into a lease for a phone system in July 2003 that expires in June 2008 and requires monthly payments of $887. Total expense for the phone system was approximately $9,000 in the year ended May 31, 2004.

         The future annual minimum payments, net of subleases income, are as follows:

         YEARS ENDING MAY 31,                                          Amount
         -----------------------------------------------------------------------
         2005                                                       $   382,000
         2006                                                           293,000
         2007                                                           230,000
         2008                                                           228,000
         2009                                                           191,000
         -----------------------------------------------------------------------

         Minimum lease payments, net                                $ 1,324,000
         =======================================================================

         MANUFACTURING AGREEMENT

         In May 1990, the Lancer entered into a manufacturing subcontractor agreement (the "Manufacturing Agreement"), whereby the subcontractor agreed to provide manufacturing services to Lancer through its affiliated entities located in Mexicali, B.C., Mexico. Effective April 1, 1996, Lancer leased the Mexicali facility under a separate arrangement, as discussed above under Leases. Since October 2000, the manufacturing agreement was operated on a month-to-month basis. During fiscal 2002, the facility in Mexico was incorporated as Lancer Orthodontics de Mexico ("Lancer de Mexico"), a wholly-owned subsidiary of Lancer. This subsidiary now administers services previously provided by an independent manufacturing contractor. A new lease was negotiated in the name of Lancer de Mexico, effective April 1, 2001, for the 16,000 square foot facility already in use for the Mexican operations. Mexican utilities and vendor obligations were also converted to the Lancer de Mexico name. This conversion eliminated the expense of an administrative fee and is expected to provide better control in meeting future obligations. Should the Lancer discontinue operations in Mexico, it is responsible for the accumulated employee seniority obligation as prescribed by Mexican law. At May 31, 2004, this obligation was approximately $397,000. Such obligation is contingent in nature and accordingly has not been accrued in the accompanying consolidated balance sheet.

         RETIREMENT SAVINGS PLAN

         Effective September 1, 1986, the Company established a 401(k) plan for the benefit of its employees. The plan permits eligible employees to contribute to the plan up to the maximum percentage of total annual compensation allowable under the limits of Internal Revenue Code Sections 415, 401(k) and 404. The Company, at the discretion of its Board of Directors, may make contributions to the plan in amounts determined by the Board each year. No contributions by the Company have been made since the plan's inception.

         LITIGATION

         The Company is, from time to time, involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the amounts claimed may be substantial, the ultimate liability cannot presently be determined because of considerable uncertainties that exist. Therefore, it is possible the outcome of such legal proceedings, claims and litigation could have a material effect on quarterly or annual operating results or cash flows when resolved in a future period. However, based on facts currently available, management believes such matters will not have a material adverse affect on the Company's consolidated financial position, results of operations or cash flows.

         In January 2001, ReadyScript, Inc., entered into negotiations with PacifiCare Health Systems, Inc. and its wholly owned subsidiary, RxConnect Acquisition Corporation, for a transaction that would have resulted in the sale of substantially all of ReadyScript's assets or stock to PacifiCare or PacifiCare controlled entities. The transaction was seen as desirable for ReadyScript due to financing and cash flow

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         concerns that threatened ReadyScript's ability to operate as a going concern. As part of the negotiations, the parties developed a term sheet and entered into a confidentiality and consulting agreement in connection with the proposed transaction. In March 2001, PacifiCare and RxConnect terminated negotiations and refused to close the proposed transaction. In April 2001, ReadyScript ceased doing business and filed suit against PacifiCare and Rx Connect in Orange County California Superior Court alleging breach of the confidentiality and consulting agreements, misappropriation of trade secrets, unfair competition, fraud and other related claims. The court ordered the case to arbitration and in March 2004, the parties reached a confidential settlement agreement. After paying attorney's fees, all remaining proceeds will be distributed to former ReadyScript employees who were owed unpaid wages.

         NASDAQ SMALL CAP MARKET LISTING REQUIREMENTS

         The Company was notified by NASDAQ that it was no longer in compliance with either the minimum $2,000,000 net tangible assets or $2,500,000 stockholders' equity requirement for continued listing on the NASDAQ Small Cap Market under Marketplace rule 4310(c)(2)(B). Effective June 20, 2002, the Company was delisted. The Company's securities were immediately eligible for trade on the OTC Bulletin Board.

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


11. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

         Lancer's line-of-credit prohibits the transfer or dividend of funds to Biomerica, Inc. As a result, the following condensed unconsolidated balance sheet for Biomerica, Inc. as of May 31, 2004, and the condensed unconsolidated statements of operations and cash flows for the years ended May 31, 2004 and 2003 have been provided. No cash dividends were paid by the consolidated subsidiaries (see Note 3) during the years ended May 31, 2004 and 2003.

                     CONDENSED UNCONSOLIDATED BALANCE SHEET

         MAY 31,                                                       2004
         -----------------------------------------------------------------------
                                     ASSETS

         CURRENT ASSETS:
               CASH                                                $     48,229
               AVAILABLE-FOR-SALE SECURITIES                             26,120
               ACCOUNTS RECEIVABLE, NET                                 344,089
               INVENTORIES                                              825,313
               NOTES RECEIVABLE                                           3,819
               PREPAID EXPENSES AND OTHER                                51,761
         -----------------------------------------------------------------------

         TOTAL CURRENT ASSETS                                         1,299,331

         INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED
               SUBSIDIARY, RESTRICTED                                   861,054
         INVENTORY, NON-CURRENT                                          20,000
         PROPERTY AND EQUIPMENT, NET                                    150,434
         INTANGIBLE ASSETS                                               21,512
         -----------------------------------------------------------------------

                                                                   $  2,352,331
         =======================================================================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

         CURRENT LIABILITIES:
               ACCOUNTS PAYABLE AND ACCRUED LIABILITIES            $    480,670
               ACCRUED COMPENSATION                                     339,775
               CURRENT PORTION OF NOTES PAYABLE-SHAREHOLDER             317,318
         -----------------------------------------------------------------------

         TOTAL CURRENT LIABILITIES                                    1,137,763
         -----------------------------------------------------------------------

         EQUITY IN LOSSES OF UNCONSOLIDATED SUBSIDIARIES,
               NET OF ADVANCES, UNRESTRICTED                            288,295
         -----------------------------------------------------------------------

         SHAREHOLDERS' EQUITY:
               COMMON STOCK                                             460,193
               ADDITIONAL PAID-IN CAPITAL                            17,125,005
               ACCUMULATED OTHER COMPREHENSIVE LOSS                      18,466
               ACCUMULATED DEFICIT                                  (16,677,391)
         -----------------------------------------------------------------------

         TOTAL SHAREHOLDERS' EQUITY                                     926,273
         -----------------------------------------------------------------------

                                                                   $  2,352,331
         =======================================================================

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


                 CONDENSED UNCONSOLIDATED STATEMENT OF OPERATIONS

         MAY 31,                                         2004          2003
         -----------------------------------------------------------------------

         NET SALES                                   $ 3,144,824    $ 3,172,040
         COST OF SALES                                 2,159,327      2,017,486
         -----------------------------------------------------------------------

         GROSS PROFIT                                    985,497      1,154,554
         -----------------------------------------------------------------------

         OPERATING EXPENSES:
         SELLING, GENERAL AND ADMINISTRATIVE           1,143,190      1,225,491
         RESEARCH AND DEVELOPMENT                        157,877        155,471
         -----------------------------------------------------------------------

         TOTAL OPERATING EXPENSES                      1,301,067      1,380,962
         -----------------------------------------------------------------------

             OPERATING LOSS                             (315,570)      (226,408)

             OTHER INCOME (EXPENSE)                       14,383        (18,808)
         -----------------------------------------------------------------------

         LOSS FROM OPERATIONS BEFORE INTEREST
             IN NET INCOME OF CONSOLIDATED
             SUBSIDIARIES AND INCOME TAXES              (301,187)      (245,216)

         INTEREST IN NET INCOME OF
             CONSOLIDATED SUBSIDIARIES                    (2,937)        22,149

         INTEREST IN NET LOSS OF CONSOLIDATED
             SUBSIDIARIES - DISCONTINUED
             OPERATIONS                                  (75,849)       (41,746)

         LOSS FROM OPERATIONS BEFORE INCOME
         TAXES                                          (222,401)      (264,813)

         INCOME TAX EXPENSE                                  800            800
         -----------------------------------------------------------------------

         NET LOSS                                    $  (223,201)   $  (265,613)
         =======================================================================

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003


         CONDENSED UNCONSOLIDATED STATEMENT OF CASH FLOWS

         FOR THE YEARS ENDED MAY 31,                        2004         2003
         -----------------------------------------------------------------------

         CASH FLOWS FROM OPERATING ACTIVITIES:
             NET LOSS                                    $(223,201)   $(265,613)
             ADJUSTMENTS TO RECONCILE NET
               INCOME TO NET CASH USED IN
               OPERATING ACTIVITIES:
               DEPRECIATION AND AMORTIZATION                67,708       38,230
               PROVISION FOR LOSSES ON
                 ACCOUNTS RECEIVABLE                        57,357       21,861
               REALIZED GAIN ON SALE OF
                 AVAILABLE-FOR-SALE SECURITIES             (30,853)          --
               LOSS OF SUBSIDIARIES                        (78,786)      38,932
             OPTIONS AND WARRANTS ISSUED                    81,731       34,899
             COMMON STOCK ISSUED OR
                 SUBSCRIBED FOR SERVICES RENDERED               --       69,267
               INCREASE IN INVESTMENT IN AND
                 ADVANCES TO CONSOLIDATED
                 SUBSIDIARIES                                   --       (8,829)
               WRITE-OFF OF INTANGIBLES                         --       10,000
               NET CHANGE IN OTHER CURRENT
                 ASSETS AND CURRENT LIABILITIES            101,708      (65,701)
         -----------------------------------------------------------------------

         NET CASH USED IN OPERATING ACTIVITIES             (24,336)    (126,954)
         -----------------------------------------------------------------------

         CASH FLOWS FROM INVESTING ACTIVITIES:
             SALES OF AVAILABLE-FOR-SALE SECURITIES         45,967           --
             INCREASE IN INTANGIBLE ASSETS                      --       (7,602)
             PURCHASE OF PROPERTY AND EQUIPMENT            (42,030)     (30,926)
         -----------------------------------------------------------------------

         NET CASH PROVIDED BY (USED IN)
             INVESTING ACTIVITIES                            3,937      (38,528)
         -----------------------------------------------------------------------

         CASH FLOWS FROM FINANCING ACTIVITIES:
             NET INCREASE IN SHAREHOLDER LOANS               3,768      (61,450)
             EXERCISE OF STOCK OPTIONS                       2,000           --
             SALE OF COMMON STOCK, NET OF
             OFFERING EXPENSES                              50,500       40,000
             INCREASE IN NOTES RECEIVABLE                   (1,400)          --
         -----------------------------------------------------------------------

         NET CASH PROVIDED BY (USED IN)
             FINANCING ACTIVITIES                           54,868      (21,450)
         -----------------------------------------------------------------------

         NET CHANGE IN CASH AND CASH EQUIVALENTS            34,469     (186,932)

         CASH AND CASH EQUIVALENTS AT
             BEGINNING OF YEAR                              13,760      200,692
         -----------------------------------------------------------------------

         CASH AND CASH EQUIVALENTS AT END OF YEAR        $  48,229    $  13,760
         =======================================================================

                        BIOMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        YEARS ENDED MAY 31, 2004 AND 2003

         SUPPLEMENTAL DISCLOSURE OF CASH FLOW
             INFORMATION -
             CASH PAID DURING THE YEAR FOR:
               INTEREST                                  $  19,200     $     --
               INCOME TAXES                              $     800     $    800

         SUPPLEMENTAL SCHEDULE OF NON-CASH
             INVESTING AND FINANCING ACTIVITIES
             CHANGE IN UNREALIZED HOLDING GAIN
               ON AVAILABLE-FOR-SALE SECURITIES          $  28,123     $ 10,580
         =======================================================================

               CHANGE IN MINORITY INTEREST DUE
               TO SUBSIDIARY SALE OF STOCK               $(112,719)    $     --
         =======================================================================


12. DISCONTINUED OPERATIONS

         The following summarizes the net liabilities of the discontinued operations, ReadyScript, as of May 31, 2004 and the results of its operations for each of the years in the two-year period ended May 31, 2004.

         Balance sheet items:

         MAY 31,                                         2004
         --------------------------------------------------------

         Assets:
              Prepaid expenses and other               $  52,351
              Equipment                                       --
         --------------------------------------------------------
                                                          52,351
         Less liabilities:
              Accrued liabilities                        340,647
         --------------------------------------------------------

         Net liabilities                               $ 288,296
         ========================================================


         Results of its operations items:

         YEARS ENDED MAY 31,                             2004            2003
         -----------------------------------------------------------------------

         Legal settlements and related party
         debt forgiveness                              $ 102,500      $      --

         Cost and expenses:
              Cost of Sales                                   --             --
              General and administrative                 (26,651)       (41,746)
              Research and development                        --             --
         -----------------------------------------------------------------------

         Total costs                                     (26,651)       (41,746)
         -----------------------------------------------------------------------

         Gain (loss) from operations                   $  75,849      $ (41,746)
         =======================================================================